Exhibit 2.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.


                                                    MILESTONE WARRANT

                                          To Purchase Shares of Common Stock of

                          NEUROCRINE BIOSCIENCES, INC.

         THIS CERTIFIES that, for value received, _____________________, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after ____________, (the "Effective Date") and prior to
_________________, 2008 (or earlier as set forth in Section 10), to subscribe for the purchase from Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), __________ shares of the Company's Common Stock at an exercise price ("Exercise Price") equal to the average of the closing prices of the Company's Common Stock as reported in the Wall Street Journal for the 15 trading days preceding the completion of the Milestone (as such term is defined in Section
5.14 of the Agreement and Plan of Reorganization dated _____________________, 1998 (the "Merger Agreement")), subject to adjustment as set forth below. The shares of Common Stock issuable upon exercise hereof are subject to repurchase in certain events as set forth in the Merger Agreement and the Stock Restriction Agreement appended thereto.

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.



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Exhibit 2.3                                          6
         2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time after the date hereof and prior to 4:00 p.m., La Jolla, California time, on the date of termination hereof (as set forth in Section 10), subject to adjustment as hereinafter provided, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed at the office of the Company, in La Jolla, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (i) by cash or check or bank draft payable to the order of the Company, (ii) by cancellation of indebtedness of the Company payable to the holder hereof at the time of exercise, or (iii) by delivery of an election in writing to receive a number of shares of Common Stock equal to the aggregate number of shares of Common Stock subject to this Warrant (or the portion thereof being canceled upon such exercise), less that number of shares of Common Stock having a fair market value as of such date equal to the aggregate Exercise Price of the Warrant (or such portion thereof) whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased. The Company agrees that if, at the time of the surrender of this Warrant (or portion thereof) and exercise and purchase as aforesaid, the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

         Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

         If this Warrant is exercised with respect to less than all of the shares covered hereby, the holder hereof shall be entitled to receive a new Warrant, in this form, covering the number of shares with respect to which this Warrant shall not have been exercised.

         The Company covenants that all shares of stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

         4. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         5. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

         6. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.



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         7. Loss, Theft,  Destruction or Mutilation of Warrant. In case of loss, theft or destruction or mutilation of this Warrant, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of
indemnity  or  security  reasonably   satisfactory  to  the  Company,  and  upon
reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         9. Adjustment. In the event of any subdivision or change or subdivisions or changes of the shares of Common Stock of the Company at any time while this Warrant is outstanding into a greater number of shares of Common Stock, the Company shall thereafter deliver at the time of purchase of shares of Common Stock under this Warrant, in lieu of the number of shares of Common Stock in respect of which the right to purchase is then being exercised, such greater number of shares of Common Stock of the Company as would result from said subdivision or change or subdivisions or changes had the right of purchase been exercised before such subdivision or change or subdivisions or changes without the holder making any additional payment or giving any other consideration therefor. The number of shares for which this Warrant is exercisable and the time period for exercise are subject to adjustment from time to time as follows:

         In the event of any consolidation or consolidations of the shares of Common Stock of the Company at any time while this Warrant is outstanding into a lesser number of shares of Common Stock, the Company shall thereafter deliver, and the holder of this Warrant shall accept, at the time of purchase of shares of Common Stock under this Warrant, in lieu of the number of shares of Common Stock in respect of which the right to purchase is then being exercised, such lesser number of shares of Common Stock of the Company as would result from such consolidation or consolidations had the right of purchase been exercised before such consolidation or consolidations.

         In the event of any reclassification or reclassifications of the shares of Common Stock of the Company at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of purchase of shares of Common Stock under this Warrant the number of shares of the Company of the appropriate class or classes resulting from said reclassification or reclassifications as the holder would have been entitled to receive in respect of purchase of shares of Common Stock in respect of which the right of purchase is then being exercised had the right of purchase been exercised before such reclassification or reclassifications.



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         If the Company,  at any time while this Warrant is  outstanding,  shall distribute any class of shares or rights, options or warrants (other than those referred to above) or evidence of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of shares of Common Stock of the Company, the number of shares to be issued by the Company under this Warrant shall, at the time of purchase, be appropriately adjusted and the holder shall receive, in lieu of the number of shares in respect of which the right to purchase is then being exercised, the aggregate number of shares or other securities or property that the holder would have been entitled to receive as a result of such event if, on the record date thereof, the holder has been the registered holder of the number of shares of Common Stock to which the holder was theretofore entitled upon exercise of the rights of the holder hereunder.

         If the Company, at any time while this Warrant is outstanding, shall pay any stock dividend or stock dividends upon shares of stock of the Company of the class or classes in respect of which the right to purchase is then given under this Warrant, then the Company shall thereafter deliver at the time of purchase of shares under this Warrant, in addition to the number of shares of stock of the Company in respect of which the right of purchase is then being exercised, the additional number of shares of the appropriate class or classes as would have been payable on the shares of stock of the Company so purchased if the shares so purchased had been outstanding on the record date for the payment of the said stock dividend or stock dividends.

         On the happening of each and every such event, the applicable provisions of this Warrant shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

         10. Termination. This Warrant shall terminate on the earlier of: (a) _________________, 2008, or (b) the voluntary or involuntary dissolution, liquidation, winding up of the Company, sale of all or substantially all of the assets of the Company, or a merger, consolidation or acquisition of the Company in which the stockholders of the Company prior to such merger, consolidation or acquisition receive cash or securities of another corporation which results in the Company's stockholders not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving, continuing or purchasing entity, provided, however, that in the event any such event or transaction described in Section 10(b) hereof is proposed, the Company shall give at least 20 days prior written notice thereof to the holder hereof, stating the approximate date on which such event is to take place and the approximate date (which shall be at least 20 days after the giving of such notice) as of which the owners of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event. Such notice shall provide for the release of the Company's repurchase right with respect to shares issuable upon exercise of this Warrant so that such shares shall no longer be subject to repurchase as of the closing of such transaction. If any such event or transaction shall occur, this Warrant and all rights with respect hereto shall terminate on the date such event or transaction is closed. Notices pursuant to this paragraph shall be given by certified mail, return receipt requested, addressed to the holder hereof at the holder's address in the Company's records, or such other address as the holder hereof shall advise the Company in writing.

         11. Registration Rights. The shares issuable upon exercise of this Warrant shall be included in the Company's existing piggyback registration rights, provided that the requisite consent of the other holders of registrable securities of the Company can be obtained. The Company agrees to use its reasonable efforts to obtain such consent.
 12.     Miscellaneous.

                  (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Authorized Shares. The Company covenants that during the period the Warrant is exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

                  (d) No Impairment. The Company will not, by amendment of its Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment.

                  (e)      Notices of Record Date.  In case

                           (i)      the  Company  shall take a record of the
holders of its Common Stock for the purposes of entitling them to receive any dividend (other than a cash dividend in the ordinary course) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right; or

                          (ii)      of any capital  reorganization  of the
Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                         (iii)      of the voluntary or involuntary dissolution,
liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

         IN WITNESS WHEREOF, Neurocrine Biosciences, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  ______________


                         NEUROCRINE BIOSCIENCES, INC.

                          By:
                          Title:

                                 ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to purchase shares.)


FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:
whose address is:



                                  Dated:                    , 19  .

                                  Holder's Signature:
                                  Holder's Address:


         Note: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                               NOTICE OF EXERCISE


TO:  NEUROCRINE BIOSCIENCES, INC.

         (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of Neurocrine Biosciences, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned as specified below:

                 (Name)
                 (Address)


         (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



___________________                               _____________________________
(Date)                                                        (Signature)